SECURITIES PURCHASE AND SALE AGREEMENT

This SECURITIES PURCHASE AND SALE AGREEMENT (this “Agreement”), dated as of the date set forth on the signature page below, by and among the seller signatory hereto (the “Seller”) and the purchaser signatory hereto (the “Purchaser” and referred to together with the Seller, each as a “party” and collectively as the “parties”). In consideration of the mutual promises and covenants contained in this Agreement, which the parties definitively deem to be adequate and sufficient in all respects, the parties hereto agree as follows:

1. Sale of Shares.

1.1 Sale of Shares. Subject to the terms and conditions of this Agreement, at the Closing (as defined in Section 2.1) the Seller will sell to the Purchaser, and the Purchaser will purchase from the Seller, the number of shares of common stock (the “Common Stock”), set forth hereto on Exhibit A (the “Shares”) of the company set forth on Exhibit A hereto (the “Company”), for the aggregate purchase price indicated on Exhibit A (the “Purchase Price”).

1.2 Purchase Price Adjustments. There shall be no purchase price adjustments with respect to the Shares at the Closing or following the Closing. The parties agree that the Purchase Price has been negotiated at arms-length and such Purchase Price is fair and reasonable in all respects notwithstanding any publicly quoted bids, asks, or past, present, or future transaction prices for the Common Stock of the Company and notwithstanding any third-party valuation of the Company.

2. The Transaction.

2.1 The Closing. Subject to the conditions precedent set forth in Article 6 herein, the closing of the sale and purchase of the Shares under this Agreement (the “Closing”) shall take place at the law offices of Wuersch & Gering LLP, 100 Wall Street, 21st Floor, New York, NY 10005 no later than the closing date specified on Exhibit A hereto (the “Closing Date”) or at such other date and time as the parties mutually agree when the respective conditions precedent set forth in Article 6 have been satisfied or waived in accordance with the terms and conditions set forth therein.

(a) Prior to the Closing and pursuant to the terms of Escrow (as defined in Section 6.6), the Seller shall deliver into the escrow of Purchaser’s counsel the stock certificate representing the Shares (the “Certificate”) and a duly executed stock power (the “Stock Power”) providing for the transfer of the Shares to the Purchaser, together with the irrevocable letter of instruction to the Company’s transfer agent acknowledging and agreeing to such transfer (the “Instruction Letter”), in form acceptable to the Purchaser.

(b) At the Closing, the Purchaser shall pay by wire transfer of immediately available funds in accordance with the instructions set forth on Exhibit A, or other method of delivery acceptable to the Seller, the aggregate Purchase Price for the Shares.

(c) At the Closing, upon confirmation of the transmittal of the Purchaser Price by wire transfer, the Certificate, Stock Power and Instruction Letter shall immediately be released from Escrow to the Purchaser who shall thereto legally possess all right, title and interest in the Shares.

3. Representations and Warranties of the Seller.

The Seller hereby represents and warrants to the Purchaser, in Seller’s individual capacity and as a duly authorized representative of the Company, that the statements contained in this Article 3 are true and complete as of the date of this Agreement and at Closing unless otherwise qualified herein.

Initials
Seller	V.V.
Purchaser	T.S. R.T.

Securities Purchase and Sale Agreement

3.1 Organization and Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation as set forth on Exhibit A hereto and has full corporate power and authority to conduct its business as presently conducted, and as proposed to be conducted by it. The Company has at all times complied with all provisions of (i) its corporate charter formation instruments and all amendments thereto, each as in full force and effect and described on Exhibit A (the “Charter”), and (ii) its governing bylaws and all amendments thereto, each as in full force and effect and described on Exhibit A (the “Bylaws”), and the Company is not in default under, or in violation of, any provision of its Charter or Bylaws. The Seller has delivered, or caused to be delivered, to the Purchaser a true, complete and correct copy of the Company’s Charter and By-laws (collectively, the “Governing Instruments”).

3.2 Authority for Agreement; No Conflict. The Seller has full power and authority to enter into and perform this Agreement and to carry out the transactions contemplated by this Agreement. The execution, delivery and performance by the Seller of this Agreement and each other document, instrument or agreement to be executed and delivered by the Seller and the Company in connection herewith or incorporated herein by reference thereto and the consummation by the Seller and the Company of the transactions contemplated hereby and thereby, have been duly authorized by all necessary individual action of the Seller and all necessary corporate action of the Company. This Agreement has been duly executed and delivered by the Seller and constitutes the valid and binding obligation of the Seller, enforceable in accordance with its terms, subject as to enforcement of remedies to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting generally the enforcement of creditors’ rights and subject to a court’s discretionary authority with respect to the granting of a decree ordering specific performance or other equitable remedies. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the compliance with its provisions will not (a) conflict with or violate any provision of the Governing Instruments of the Company, (b) require any filing (except in respect of requisite disclosures to be filed with the U.S. Securities and Exchange Commission); or (c) require any permit, order, authorization, consent or approval of, any United States court, arbitrational tribunal, administrative agency or commission or other United States governmental or regulatory authority or agency (each of the foregoing is hereafter referred to as a “Governmental Authority”).

3.3 Governmental Consents and Compliance.

(a) Exemption From Registration. Based in part on the representations and warranties of the Purchaser herein, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any Governmental Authority is required on the part of the Seller or the Company in connection with the offer, issuance, sale and delivery of the Shares or the other transactions contemplated by this Agreement (other than filings required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations promulgated thereunder (the “Exchange Act Rules”).

(b) Securities Transaction Compliance. In reliance on the representations and warranties made by the Purchaser in this Agreement, the offer and sale of the Shares to the Purchaser have been made in compliance with any and all applicable Laws. “Laws” means any and all federal, state, provincial, regional, local or foreign law (including common law), statute, code, ordinance, rule, regulation or other similar pronouncement binding upon or affecting the Company issued by a Governmental Authority, including, without limitation, the Securities Act and the Exchange Act, and the respective rules and regulations promulgated thereunder.

(c) Conflicts. The execution and delivery by the Seller of this Agreement and any other document, instrument or agreement to be executed and delivered by the Seller or the Company in connection herewith and the consummation by the Seller and the Company of the transactions contemplated hereby and thereby will not conflict with or violate any Laws binding upon or affecting the Company issued by a Governmental Authority or Laws applicable to the Seller or by which any of Seller’s properties or assets are bound or are subject.

Initials
Seller	V.V.
Purchaser	T.S. R.T.

Securities Purchase and Sale Agreement

(d) Court Orders. There is no order, judgment, ruling, injunction, assessment, award, decree or writ from any Governmental Authority and no any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Authority or arbitrator of any kind whatsoever, at law or in equity, pending or, to the Seller’s Knowledge (as defined below), threatened against the Seller, the Company or any other Person (as defined below), which would give a third party the right to enjoin or rescind the transactions contemplated by this Agreement or otherwise prevent the Seller from complying with the terms and provisions of this Agreement. “Knowledge” means those facts or circumstances actually known or any facts or circumstances which would be known after due and reasonable inquiry; “Person” means an individual, a corporation, a limited liability company, a partnership, a trust, an unincorporated association, a government or any agency, instrumentality or political subdivision of a government, or any other entity or organization.

(e) Legal Compliance. The Company is in compliance with all applicable Laws, and is in compliance with all permits required to conduct its business prior to the Closing, except where non-compliance would not materially or adversely affect the Company. To the Seller’s Knowledge, there are no inquiries, demands, complaints or investigations being conducted by any Governmental Authority or any Person with respect to the Company or with respect to the Seller that could impair the Closing of this Agreement or impair the unencumbered legal right, title and interest of the Purchaser in the Shares after the Closing.

3.4 Corporate Structure and Operations.

(a) Share Capital. At the Closing, the Company has only the capitalization as set forth on Exhibit A hereto. All of the Shares have been duly authorized and validly issued, are fully paid and nonassessable, and were issued in compliance with (i) the Company’s Governing Instruments, (ii) all requisite action on the part of the Board of Directors and shareholders of the Company, (iii) all applicable federal and state securities Laws and (iv) any and all preemptive rights or rights of first refusal of any Person. Exhibit A sets forth any and all securities and rights of any Person to acquire equity interests in the Company, including, without limitation, pursuant to any Option. “Option” means any warrant, stock option, call, put, preemptive right, convertible obligation, subscription for stock or securities convertible into or exchangeable for stock of the Company, or any other similar right, security, instrument or agreement, or any stock appreciation rights or phantom stock.

(b) Derivative and Ancillary Equity Rights. Except as set forth on Exhibit A, there does not exist nor is there outstanding any right or security granted or issued to any Person to cause the Company to issue or sell any shares of capital stock or other securities of the Company to any Person (including, without limitation, pursuant to any Option), or (iii) there is no obligation, contingent or otherwise, of the Company to (x) repurchase, redeem or otherwise acquire any share of the capital stock or other equity interests of the Company, or (y) provide funds to, or make any investment in (in the form of a loan, capital contribution or otherwise), or provide any guarantee with respect to the obligations or liabilities of any other Person. The Company has not entered into any revenue sharing or interest agreements, license agreements, or similar agreements providing for commissions, revenue sharing, equity-based participation or equity-derived interests of any nature or kind in the Company.

(c) Regulation. The Company is not engaged in any activity regulated by any Governmental Authority or self-regulatory organization, other than the registration and listing of its securities for public trading.

(d) Voting Agreements. There are no voting trusts, proxies (contingent or otherwise), or other agreements or understandings with respect to the voting or disposition of the Shares or to the Knowledge of Seller with respect to any other shares of capital stock of the Company.

(e) Share Ownership. The Seller is the sole beneficial and record owner of the Shares and has good and marketable title to all such Shares free and clear of any lien, charge, mortgage, deeds of trust, pledge, easement, encumbrance, or security interest encumbrances, convertible rights, derivative rights, pre-emptive rights and contingent rights (such liens and all other third party rights, collectively, “Liens”), and the Purchaser shall at the Closing acquire from the Seller all of the Seller’s right, title and interest in and to the Shares without recourse.

Initials
Seller	V.V.
Purchaser	T.S. R.T.

Securities Purchase and Sale Agreement

(f) Third Party Rights. The Shares represent the sole equity ownership interest in the Company. No other Person has any right, title or interest in the Shares, contingent or otherwise, or any option or other right to acquire the Shares or claim any direct or indirect right or interest in the Shares, or any other ownership or rights of any nature or kind in any issued or unissued securities or equity interests of the Company. The Shares are not the subject of any domestic consent decree or domestic relations order. If the Shares are marital property, the Seller has fully disclosed the existence of this Agreement to the spouse of the Seller and obtained written consent for the sale of the Shares. There are no subscriptions for the purchase of any Shares or any equity or capital stock of any nature or kind, or any options, warrants, calls, or other rights to purchase any capital stock or other equity interests of the Company nor has the Company taken any action to split, combine or subdivide the capital stock or other equity interests of the Company.

(g) Liens. There are no Liens on the Company or Liens on any assets of the Company. The Company has no subsidiaries and owns no real property. The Company (i) does not own of record or beneficially any equity interest in any other Person, (ii) is not a partner or member of any partnership, limited liability company, joint venture or similar arrangement or agreement, and (iii) does not own or hold the right to acquire any stock, partnership interest, joint venture interest or other equity ownership interest in any Person other than the Company.

(h) Compensation. Other than as disclosed in the Company’s Securities Filings (as defined below), the Company has not (i) made, granted, or committed to make or grant: (1) any bonus or any wage, salary or compensation to any (x) director or officer, or (x) employee, independent contractor or consultant, or (2) (i) adopted, amended or terminated any employee benefit Plan (as defined below), program or arrangement, or (ii) entered into, amended or terminated any employment agreement, deferred compensation arrangement, collective bargaining agreement or other similar arrangement with any of its current or prospective directors, officers, employees, independent contractors, consultants or stockholders. “Securities Filings” means all reports, forms, schedules, exhibits, documents, instruments, consents and other filings made by the Company with the U.S. Securities and Exchange Commission (the “SEC”). “Plan” means (i) all employee benefit plans (as defined in Section 3(3) of Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder (“ERISA”), whether domestic or foreign), and (ii) all bonus (including transaction bonus), incentive compensation, stock appreciation right, phantom stock, restricted stock, restricted stock unit, performance stock, performance stock unit, employee stock ownership, stock purchase, equity or equity-based, deferred compensation, change in control, employment, noncompetition, nondisclosure, vacation, holiday, sick leave, retention, severance, retirement, pension, money purchase, target benefit, cash balance, excess benefit supplemental executive retirement, profit sharing, life insurance, Section 125 cafeteria, adoption assistance, dependent care assistance, voluntary employees beneficiary, multiple employer welfare, accident, disability, fringe benefit, welfare benefit, paid time off, employee loan, and salary continuation plans, programs, policies, agreements, arrangements, commitments, practices, contracts and understandings (written or unwritten) including without limitation, any trust, escrow or other agreement related thereto and any similar plans, programs, policies, agreements, arrangements, commitments, practices, contracts and understandings (written or unwritten). At and after the Closing, the Company will not owe to any Person serving the Company as employee, former employee, contractor or consultant, with respect to any period prior to the Closing, any hourly wages, salary, bonus, incentive pay, benefit pay, back pay, termination pay, reimbursements, dues, advances, insurance pay or co-pay, tax make-whole payments, or any other payment or obligation of any nature or kind.

Initials
Seller	V.V.
Purchaser	T.S. R.T.

Securities Purchase and Sale Agreement

(i) Indebtedness. At Closing, the Company will not have any Indebtedness (as defined below), contingent or otherwise, or assumed, guaranteed, or endorsed the Indebtedness of any other Person, or canceled any Indebtedness owed to it or released any claim possessed by it, other than trade payables incurred in the ordinary course of business, all of which shall be current and fully paid by the Company prior to the Closing Date. As of the date hereof there is no Indebtedness (i) which relates to any breach of contract, breach of warranty, tort, infringement or violation of Law) and (ii) which, individually or in the aggregate, would be Material (as defined below) to the Company. All Indebtedness of the Company shall be paid and forever satisfied with respect to any and all creditors of the Company, contingent or otherwise, by the Company prior to Closing. No Indebtedness of the Seller shall impair the unencumbered vesting of all right, title and interest in the Shares at Closing. “Indebtedness” means (a) all liabilities and obligations of the Company for credit in advance of payment, borrowed money or funded Indebtedness or issued in substitution for or exchange for borrowed money or funded Indebtedness (including obligations in respect of principal, accrued interest, any applicable prepayment charges or premiums and any unpaid fees, expenses or other monetary obligations in respect thereof); (b) any Indebtedness evidenced by any note, bond, debenture or other debt security; (c) any lease obligations required to be capitalized in accordance with GAAP; (d) all obligations for reimbursement then-required to be made as an obligor of any banker’s acceptance or similar transactions (including, without limitation, standby letters of credit and similar contingent sureties and guaranties); (e) all obligations for the deferred purchase price of property, all conditional sale obligations under any title retention agreement; (f) any obligations with respect to the termination of any interest rate hedging or swap agreements; (g) all obligations of the type referred to in clauses (a) through (f) of this definition with respect to any Person for the payment of which either Company is responsible or liable, directly or indirectly, as guarantor, obligor, surety or otherwise (excluding intercompany debt); and (h) obligations of the type referred to in clauses (a) through (g) of this definition with respect to other Persons secured by any Lien on any property or asset of the Company. “Material” means having a value or liability of more than US$1,000.00 individually or in the aggregate.

3.5 Disclosures and Filings.

(a) Securities Filings. All Securities Filings made with the SEC (i) have been filed in a timely manner and are true and complete in all respects; and (ii) have complied in all material respects with the requirements of the SEC and all Laws and regulations under the regulation of any and all other applicable Governmental Authority. The Seller and the Company have complied in all material respects with the policies of the Company and all charters of the committees of the Company’s Board of Directors, each as set forth on Exhibit A hereto and copies of which have been delivered to Purchaser prior to Closing. None of the Securities Filings contains any material error or misstatement or omits to state any material fact necessary to make the representations or statements contained herein or therein are not misleading.

(b) Contracts. The Company has not engaged in any transactions with, or entered into any material Contract (as defined below), except to the extent disclosed in Securities Filings, including, without limitation, any Contracts with Affiliates, as defined below. “Contract” means any written or oral agreements, contracts, leases, licenses, commitments, arrangements, letters of understanding or undertakings. All Contracts between the Company and the Seller shall terminate at the Closing. The Company has not made, or accepted, any loans, advances or capital contributions from, or repayable investments to, or from, any Person. All Company Contracts have been entered into in the ordinary course of business and have been entered into without the commission of any act alone or in concert with any other Person, or any consideration having been paid or promised, that is or would be in violation of any Laws. The Company is not required under any Contract to perform any product or service warranties. “Affiliate” of a specified Person means any other Person which, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with such specified Person. For purposes of this definition, “Control” of any Person means authority as an officer or director of the Company or power and authority to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting capital stock, by contract, or otherwise.

(c) Legal Actions. Neither the Seller nor the Company is party to any lawsuit, action, claim, suit or proceeding of any nature or kind nor to the Knowledge of Seller is there any threat of any lawsuit, action, claim, suit or proceeding by any Person or Governmental Authority. There have been no, actions, suits, arbitrations, judgments, proceedings, investigations or claims of any kind whatsoever, at Law or in equity, pending or threatened in writing, against the Company except as disclosed in the Company’s Securities Filings.

Initials
Seller	V.V.
Purchaser	T.S. R.T.

Securities Purchase and Sale Agreement

(d) Taxes. All Taxes (as defined below) which are due and payable by the Company or claimed and asserted by any Taxing Authority (as defined below) to be due and payable by the Company have been timely paid. At Closing, there shall be no Taxes due or payable to any Taxing Authority with respect to any period prior to the Closing Date. All Tax Returns (as defined below) required to be filed by or on behalf of the Company in all jurisdictions in which such Tax Returns are required to be filed (after giving effect to any duly obtained extensions of time in which to make such filings) have been duly and timely filed and are true and complete in all material respects and all such Taxes have been paid. There are no Tax claims, audits or proceedings pending or, to the Seller’s Knowledge threatened in connection with the Company. There are not currently in force any waivers or agreements binding upon the Company for the extension of time or statute of limitations within which to file any Tax Return or for the assessment, payment or collection of any Tax. The Company has properly and timely withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any Person and has complied with the rules and regulations relating to the withholding and remittance of Taxes. The Company is not a party to or bound by any Tax allocation or Tax sharing agreement (whether or not written) with any other Person nor does it have any contractual obligation to indemnify any other Person with respect to Taxes. The Company is not and never has been a member of an affiliated group filing or required to file an affiliated, consolidated, combined or unitary Tax Return nor does the Company have any liability for the Taxes of any Person under Treas. Reg. § 1.1502-6 (or any similar provision of Law), as a transferee or successor, by contract. No Liens for Taxes exist with respect to any of the assets or properties of the Company. No claim has been made by any Taxing Authority in a jurisdiction where the Company does not file Tax Returns that it is or may be subject to taxation by, or required to file any Tax Return in, that jurisdiction. The Company has not executed or entered into any written agreement with, or obtained or applied for any written consents or written clearances or any other Tax rulings from, nor has there been any written agreement executed or entered into on its behalf with, any Taxing Authority. No claim has ever been made in writing to Seller, the Company or any Subsidiary by any Governmental Authority in a jurisdiction where the Company or any such Subsidiary does not file Tax Returns that the Company or such Subsidiary is or may be subject to taxation by that jurisdiction.

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“Tax” and “Taxes” shall mean any federal, national, state, local or foreign income, gross receipts, franchise, estimated, alternative minimum, add-on minimum, sales, use, transfer, real property gains, registration, value added, excise, natural resources, severance, stamp, occupation, premium, windfall profit, customs, duties, real property, personal property, capital stock, social security, unemployment, disability, payroll, license, employee or other withholding, unclaimed funds or other tax, of any kind whatsoever, including any interest, penalties or additions to tax or additional amounts or required contributions in respect of the foregoing; the foregoing shall include any transferee or secondary liability for a Tax and any liability assumed by agreement or arising as a result of being (or ceasing to be) a member of any affiliated group (or being included (or required to be included) in any Tax Return relating thereto).

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“Tax Return” means any return, declaration, report, claim for refund, information return or other document (including any related or supporting schedule, statement or information) filed or required to be filed in connection with the determination, assessment or collection of any Tax of any party or the administration of any Laws, regulations or administrative requirements relating to any Tax.

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“Taxing Authority” means any domestic or foreign national, state, provincial, multi-state or municipal or other local executive, legislative or judicial government, court, tribunal, official, board, subdivision, agency, commission or authority thereof, or any other governmental body exercising any regulatory or taxing authority thereunder having jurisdiction over the assessment, determination, collection or other imposition of any Tax.

3.6 Insurance. The Company carries valid insurance policies with respect to the assets, properties and business in type and quantity which are reasonably adequate, sufficient and customary for businesses in the industry and geographic area in which the Company operates.

Initials
Seller	V.V.
Purchaser	T.S. R.T.

Securities Purchase and Sale Agreement

3.7 Employees. There are no pending or, to the Seller’s Knowledge, threatened, controversies, grievances or claims by any employee or former employee of the Company with respect to any such Person’s employment, termination of employment or compensation and benefits that, if adversely decided, would be material to the Company. All liabilities of the Company to any and all current and former employees and any other persons in effect prior to the Closing Date shall terminate at or prior to the Closing. As of the Closing Date, the Company shall have no liabilities, contingent or otherwise, with respect to any and all employees, former employees, contractors or consultants.

3.8 Environmental Compliance. The Company is not in violation of any Laws pertaining to the environment or hazardous materials.

3.9 Inventories and Accounts. At Closing, the Company will have no inventories, no accounts payable and no accounts receivable. To the extent any service providers to the Company submit invoices for services rendered prior to the Closing Date or products sold to the Company prior to the Closing Date, all such invoices and liabilities thereto (include the cost of returns) shall be at the sole charge of the Seller.

3.10 Intellectual Property. The Company owns and possesses all right, title and interest in and to, or have a valid and enforceable right or license to use its intellectual property as currently being used, without infringement on the rights of any other Person. To the Knowledge of Seller, the Company has not infringed, misappropriated or otherwise conflicted with, any Intellectual Property of any third party and the conduct of the businesses as currently conducted by the Company does not infringe upon any Intellectual Property owned by any third party.

3.11 Independent Contractors and Service Providers. Each independent contractor and service provider (including, without limitation, all company attorneys and accountants) that currently perform or have in the past performed services for the Company is subject to written agreement with the Company. All such independent contractors have been fully paid all amounts owing to them by the Company and there are no disputes or controversies between any such independent contractor or service provider and the Company whatsoever, including without limitation, disputes regarding amounts owned or ownership of the Company intellectual property. All such written agreements are in full force and effect, and neither the Company nor any such independent contractor is in breach thereof. At and after the Closing, the Company will not owe to any Person serving the Company as an independent contractor or service provider, with respect to any period prior to the Closing, any payment, reimbursement, disbursement, recoupment, advances, defrayal, or any other payment or obligation of any nature or kind.

3.12 Books And Records. The books and records of the Company true, correct and complete in all material respects, provided, however, nothing contained in this Section shall be deemed to modify or qualify any other representation or warranty set forth in this Agreement. The corporate records shall include, without limitation, all board and shareholder resolutions, all financial records, and the complete user-name, password, and filer information with respect to the Company’s Electronic Data Gathering And Retrieval (“EDGAR”) account with the SEC. The corporate records of the Company have been, or at Closing will be, delivered to the Purchaser.

3.13 Financial Accounts. Exhibit A sets forth a complete and accurate description of all arrangements of the Company with any and all banks, savings and loan associations and other financial institutions providing for accounts, including, without limitation, checking accounts, cash contribution accounts, safe deposit boxes, borrowing arrangements, certificates of deposit or otherwise, indicating in each case account numbers, if applicable, and the Person or Persons authorized to act or sign on behalf of the Company in respect of any of the foregoing (collectively, the “Business Accounts”). No Person holds any power of attorney or similar authority from the Company with respect to any such Business Accounts. Not less than three (3) business days prior to Closing, the Seller shall deliver or cause the Company to deliver to the Purchaser copies of all records pertaining to the Business Accounts. At the Closing, the Seller shall deliver all duly executed documentation required by each such Business Accounts to transfer all power and authority with respect to all such accounts to vest solely in Purchaser and Seller shall thereafter have no power or authority whatsoever in regard to any and all such Business Accounts and the Seller shall at the instruction of the Purchaser deliver all any and all assets in such Business Accounts to the accounts directed by the Purchaser. There shall be no liabilities of Seller or the Company with respect to any Business Accounts on or after Closing pertaining to any period prior to the Closing.

Initials
Seller	V.V.
Purchaser	T.S. R.T.

Securities Purchase and Sale Agreement

3.14 Fees & Expenses. No Person is or will become entitled, by reason of any agreement or arrangement entered into or made by or on behalf of the Company, to receive any commission, brokerage, finder’s fee or other similar compensation in connection with the consummation of the transactions contemplated by this Agreement.

3.15 Foreign Corrupt Practices Act. Neither the Company nor any director, officer, agent, or employee of the Company, or to Seller’s and the Company’s Knowledge any other Person associated with or acting for or on behalf of the Company, has directly or indirectly (a) made any contribution, gift, bribe, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of the Company, or (iv) in violation of any Laws, or (b) established or maintained any fund or asset that has not been recorded in the books and records of the Company.

3.16 Comprehensive Representations. No representation or warranty made by Seller to the Purchaser in this Agreement or any disclosure made in any of the Securities Filings omits to state a material fact necessary to make the statements herein, in light of the circumstances in which they were made, not misleading. There is no fact known to the Seller that materially affects or, as far as can be reasonably foreseen, materially threatens the Company that has not been set forth in this Agreement, or in the Securities Filings or delivered to Purchaser in writing.

4. Representations and Warranties of the Purchaser.

The Purchaser hereby represents and warrants to the Seller and for the benefit of the Company that the statements contained in this Article 4 are true and complete as of the date of this Agreement and at Closing.

4.1 Authorization; Enforceability. The Purchaser has the full power and authority to enter into this Agreement and to perform its obligations hereunder. The Purchaser has taken all corporate action necessary to authorize its execution and delivery of this Agreement. This Agreement has been duly executed and delivered by the Purchaser and, assuming the due authorization, execution, and delivery by the Seller, constitutes the Purchaser’s valid and binding obligation, enforceable in accordance with the terms of this Agreement, subject to applicable bankruptcy, reorganization, insolvency, and similar Laws affecting creditors’ rights generally and to general principles of equity.

4.2 No Conflict. The execution and delivery of this Agreement by the Purchaser and the performance of its obligations thereunder will not (i) violate or conflict with any provision of Purchaser’s Governing Instruments, (ii) violate, conflict with, or give rise to any right of termination, cancellation, or acceleration under any material agreement or instrument to which the Purchaser is a party, or by which he, it, or any of its assets is bound, (iii) result in the imposition of any Lien on any Shares held by the Purchaser, (iv) violate or conflict with any applicable Laws, or (v) require any consent, approval or other action of, notice to, or filing with any entity or Person (governmental or private) other than the disclosure filings on Form 3 and Schedule 13D to be filed by the Purchaser with the SEC in compliance with the Exchange Act and the Exchange Act Rules, and requisite disclosures to be filed on Form 8-K by the Company as required in compliance with the Exchange Act and the Exchange Act Rules.

4.3 Investment Representations. The Purchaser hereby represents and warrants to the Seller and the Company the following:

(a) The Purchaser will acquire the Shares to be purchased by it for its own account, for investment and not with a view to the distribution thereof, nor with any present intention of distributing the same.

Initials
Seller	V.V.
Purchaser	T.S. R.T.

Securities Purchase and Sale Agreement

(b) The Purchaser understands that the Shares to be purchased by it: (i) will not be registered under the Securities Act of 1933, as amended (the “Securities Act”) or the securities Laws of any state, by reason of issuance in a transaction exempt from the registration or qualification requirements of the Securities Act or such securities Laws, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein, and (ii) must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from registration.

(c) Based on the Purchaser’s Knowledge, experience and skill in evaluating and investing in securities derived from actual participation in financial, investment and business matters, the Purchaser is capable of evaluating the merits and risks of an investment in the Shares and the suitability of the Shares as an investment for the Purchaser.

(d) The Purchaser is aware that no guarantees have been or can be made respecting the future value, if any, of the Shares or the profitability or success of the business of the Company.

(e) The Purchaser hereby acknowledges that it is acquainted with the requirements of Section 16 and Section13(d) of the Exchange Act and the Exchange Act Rules. The Purchaser understands that, as a result of its acquisition of Shares, and in order to comply with Section 16 and Section 13(d) and the Exchange Act Rules, the Purchaser shall file a Form 3 and Schedule 13D and hereby agrees to make such filing.

4.4 Regulation S Representations.

(a) The Purchaser acknowledges and agrees that the Company shall, and shall instruct its transfer agent to, refuse to register any transfer of the Common Stock issued hereunder not made in accordance with the provisions of Regulation S, pursuant to registration under Securities Act or pursuant to an available exemption from registration required under the Securities Act.

(b) The Purchaser understands and acknowledges that the Shares have not been registered under the Securities Act and are being offered and transferred in reliance upon the exemptions provided in Regulation S of the Securities Act and the Rules and Regulations adopted thereunder. Accordingly, the Shares may not be offered or sold in the U.S. or to U.S. Persons (as such term is used in Regulation S) unless the securities are registered under the Securities Act, or an exemption for the regulation requirements is available. Furthermore, hedging transactions involving the Shares may not be conducted unless in compliance with the Securities Act.

(c) The Purchaser makes the following representations and warranties for the benefit of the Seller and the Company with the intent that the same may be relied upon in determining the suitability of the Purchaser as a qualified Non-U.S. Person purchaser and transferee of securities:

(i) The Purchaser did not receive the offer for the Shares (the “Offer”), nor was he, she or it solicited to purchase the Shares, in the United States; that this Agreement has not been executed or delivered by the Purchaser in the United States, and neither the Purchaser nor any Person acting on behalf of the Purchaser has engaged, directly or indirectly, in any negotiations with respect to the Offer or this Agreement in the United States;

(ii) The Purchaser is not a U.S. Person (i.e., (i) not an individual resident in the U.S.; (ii) a partnership or corporation organized or incorporated in the United States; (iii) an estate of which any executor or administrator is a U.S. Person; (iv) a trust of which any trustee is a U.S. Person; (v) a dealer holding an account for a customer; (vi) an agency or branch of a foreign entity located in the U.S.; or (vii) a partnership or corporation (A) organized or incorporated under the Laws of any foreign jurisdiction and (B) formed by a U.S. Person principally for the purpose of investing in securities not registered under the Securities Act and is not acquiring the Shares for the account or benefit of a U.S. Person;

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Seller	V.V.
Purchaser	T.S. R.T.

Securities Purchase and Sale Agreement

(iii) The Purchaser is not purchasing the Shares as a result of, or subsequent to, (i) any advertisement, article, notice or other communication published in any newspaper, magazine or other publication or broadcast over television or radio in the U.S.; (ii) any promotional seminar or meeting in the U.S., or (iii) any solicitation by a Person not previously known to it in connection with investments in securities generally; and

(iv) The Shares have not been registered under the Securities Act or under any state securities Laws and that the Purchaser agrees to transfer its Shares in the U.S. or to, or for the account or benefit of, U.S. Persons only if (i) the Shares are duly registered under the Securities Act and all applicable state securities Laws; or (ii) there is an exemption from registration under the Securities Act, including any exemption from the registration requirements of the Securities Act which may be available pursuant to Rule 903 or Rule 904 under Regulation S, and all applicable state securities Laws; that prior to any such transfer the Company may require, as a condition affecting a transfer of the Shares, an opinion of counsel in form and substance satisfactory to the Company as to the registration or exemption therefrom under the Securities Act and applicable state securities Laws; that the Company is under no obligation to register the Shares under the Securities Act or any applicable state securities Laws on its behalf or to assist it in complying with any exemption from such registration;

(v) Except as distributed by Purchaser in accordance with the requirements and provisions of Rule 903 of Regulation S (i.e., the Shares may be allocated and distributed to Purchaser’s managed accounts so long as such distribution is made by Purchaser in the manner specified by Rule 903), the Shares will be acquired solely for the account of the Purchaser, for investment purposes only, and not with a view to, or for sale in connection with, any distribution thereof and with no present intention of distributing or reselling any part of the Shares.

(vi) The Purchaser agrees not to sell, pledge, transfer, dispose of, or otherwise deal with or engage in hedging transactions involving, its Shares or any portion thereof except as otherwise permitted herein, unless and until counsel for the Company shall have determined that the intended disposition or action is permissible and does not violate the Securities Act or any applicable state securities Laws, or the rules and regulations thereunder.

(vii) The Purchaser jurisdiction of principal place of business and corporate domicile, as set forth on the signature page hereto with respect to notices under this Agreement, is true and correct.

4.5 Brokers and Finders. No Person or entity acting on behalf or under the authority of the Purchaser is or will be entitled to any broker’s, finder’s, or similar fee or commission in connection with the transactions contemplated hereby.

5. Transfer of Shares.

5.1 Restricted Shares. “Restricted Shares” means (a) the Shares and (b) any other shares of capital stock of the Company issued in respect of such shares (as a result of stock splits, stock dividends, reclassifications, recapitalizations or similar events); provided, however, that shares of Common Stock which are Restricted Shares shall cease to be Restricted Shares (x) upon any sale pursuant to a registration statement under the Securities Act, or Section 4(1) of the Securities Act or Rule 144 under the Securities Act or (y) at such time as they become eligible for sale under Rule 144(k) under the Securities Act.

5.2 Transfers. Restricted Shares shall not be sold or transferred unless either (i) they first shall have been registered under the Securities Act, or (ii) such sale or transfer is exempt from the registration requirements of the Securities Act.

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Seller	V.V.
Purchaser	T.S. R.T.

Securities Purchase and Sale Agreement

5.3 Legend. Each certificate representing the Shares upon issuance to the Purchaser shall bear a legend substantially in the following form:

THE SECURITY OR SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED OR SOLD TO ANY PERSON EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. THE HOLDER HEREOF AGREES THAT: (1) IT WILL NOT RESELL OR OTHERWISE TRANSFER THE SHARES EVIDENCED HEREBY EXCEPT (A) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S OR (B) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR ANOTHER THEN AVAILABLE EXEMPTION UNDER THE SECURITIES ACT AND STATE SECURITIES LAWS OR, (C) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE LAWS, OR (D) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT (AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER); (2) PRIOR TO ANY SUCH TRANSFER, IT WILL FURNISH TO THE TRANSFER AGENT FOR THE COMMON STOCK SUCH CERTIFICATIONS, LEGAL OPINIONS, OR OTHER INFORMATION AS TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR STATE SECURITIES LAWS; AND (3) IT WILL DELIVER TO EACH PERSON TO WHOM THE COMMON STOCK EVIDENCED HEREBY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. FURTHERMORE, HEDGING TRANSACTIONS INVOLVING THE SECURITIES EVIDENCED HEREBY MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

The foregoing legend shall be removed from the certificates representing any Restricted Shares, at the request of the holder thereof, at such time as they become eligible for resale pursuant to Rule 144(k) under the Securities Act.

6. Closing

6.1 Conditions to the Purchaser’s Obligations.

The obligation of the Purchaser to consummate the closing of the transaction contemplated in this Agreement is subject to the satisfaction or waiver, at or before the Closing, of the following conditions set forth in this Section 6.1:

(a) All filings, authorizations, approvals and consents shall have been made with or obtained from all applicable Governmental Authorities and the Company shall be current and in compliance with all Securities Act and Exchange Act filings;

(b) None of the parties hereto will be subject to any injunction, judgment, Order, decree or ruling that prohibits the consummation of the transactions contemplated by this Agreement;

(c) Seller shall have executed and delivered to the Purchaser a certificate stating that (i) the representations and warranties herein that are not qualified by materiality are true and correct in all material respects, at and as of the Closing as though then made, and the representations and warranties of the Seller and the Company that are qualified by materiality are true and correct at and as of the Closing as though then made (except in each case for those representations and warranties that are as of an earlier date, which shall be true and correct in all respects or in all material respects, as applicable, as of such earlier date); and (ii) the Seller have performed or caused to have been performed all of the covenants and agreements required by this Agreement to be performed by the Seller or the Company prior to the Closing;

(d) There shall not have occurred any Material change with respect to the Company;

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Seller	V.V.
Purchaser	T.S. R.T.

Securities Purchase and Sale Agreement

(e) Delivery to the Purchaser of the Certificates for the Shares, duly endorsed for transfer, accompanied by the duly executed Stock Power and the Instruction Letter;

(f) Delivery to the Purchaser of the duly executed written resignations, of each director and officer of the Company serving the Company as of the date of this Agreement, each in the form of Exhibit B attached hereto, to be effective upon (i) the execution of a resolution appointing such individual to the Company’s Board of Directors as the Purchaser may recommend at any time within ninety (90) days hereafter, with such appointment to become effective at such time as the Purchaser may reasonably request, and (ii) ten (10) calendar days following the filing with the U.S. Securities and Exchange Commission of an Information Statement on Schedule 14f-1 by the Company (as the same may be amended prior to the expiration of such ten (10) day period, and which amendment thereof shall extend the ten (10) day period therefrom), which Schedule 14f-1 shall reflect the appointment of such new director and the Seller’s resignation as described herein. No other directors or officers shall have been appointed or elected to serve the Company after the execution of this Agreement by the Seller except as provided in the foregoing Section 6.1(f)(i).

(g) delivery to the Purchaser of certificates of corporate good standing as of the most recent practicable date from the Secretary of State where the Company is incorporated and all other states where it is qualified to do business;

(h) the Purchaser shall have received the written legal opinion of counsel for the Seller and for the Company, addressed to Purchaser as of the Closing Date in the form to be mutually agreed upon;

(i) delivery to Purchaser of physical possessions of all original minute books, corporate seals and stock records of the Company and all other books and records, permits, policies, EDGAR filer codes and the Governing Instruments of the Company;

(j) Delivery of forms of termination of all Leases and Contracts effective as of Closing;

(k) the Purchaser shall have completed a due diligence investigation of the Company’s assets, liabilities, contracts and business the results of which shall be satisfactory to the Purchaser as determined at its sole discretion; and

(l) any other document required to be delivered to the Purchaser pursuant to this Agreement and such other documents as reasonably requested by the Purchaser.

Any agreement or document to be delivered to the Purchaser pursuant to this Section 6.1, the form of which is not attached to this Agreement as an Exhibit, shall be in form and substance reasonably satisfactory to the Purchaser.

6.2 Conditions to Seller’s Obligations.

The respective obligations of the Seller to consummate the closing of the transaction contemplated in this Agreement are subject to the satisfaction, at or before the Closing, of the following conditions set forth in this Section 6.2:

(a) all filings, authorizations approvals and consents shall have been made with or obtained from all applicable Governmental Authorities;

(b) none of the parties hereto will be subject to any injunction, judgment, Order, decree or ruling that prohibits the consummation of the transactions contemplated by this Agreement; and

(c) the Purchaser shall have executed and delivered to the Seller a certificate stating that (i) the representations and warranties of the Purchaser that are not qualified by materiality are true and correct in all material respects at and as of the Closing as though then made, and the representations and warranties of the Purchaser that are qualified by materiality are true and correct at and as of the Closing as though then made (except in each case for those representations and warranties that are as of an earlier date, which shall be true and correct in all respects or in all material respects, as applicable, as of such earlier date), and (ii) the Purchaser have performed or caused to have been performed in all material respects all of the covenants and agreements required by this Agreement to be performed by the Purchaser prior to the Closing.

Initials
Seller	V.V.
Purchaser	T.S. R.T.

Securities Purchase and Sale Agreement

6.3 Closing Procedures.

All proceedings to be taken and all documents to be executed and delivered by all parties at the Closing shall be deemed taken and executed simultaneously, and no proceedings shall be deemed taken nor any documents executed or delivered until all such actions have been taken, executed and delivered. The parties agree to execute the Closing upon release from Escrow (as provided in Section 6.6 below) of all Closing deliveries which shall be fully binding upon the parties. The Escrow Agent shall promptly notify all parties of effectiveness of the Closing. The Escrow Agent shall deliver and exchange execution originals to all parties of all such Closing documentation within five (5) business days after the Closing. At the Closing, each party shall be deemed to duly deliver this Agreement to the other party effective upon release from Escrow.

6.4 Termination.

(a) This Agreement shall terminate prior to the Closing upon the occurrence of any of the following: (i) the written agreement of the Seller and the Purchaser; (ii) the bankruptcy, receivership or involuntary dissolution of the Company or the Purchaser; (iii) by the Seller, on the one hand, or by the Purchaser, on the other hand, if Closing shall not have occurred on or before _______________, provided that the right to terminate this Agreement shall not be available to either party whose material misrepresentations, material breach of warranty or failure to fulfill any material obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date; (iv) by the Purchaser if any event occurs which renders impossible compliance with one or more of the closing conditions in Section 6.1 above (other than through failure of the Purchaser to comply with its obligations under this Agreement); and (v) by the Seller if any event occurs which renders impossible compliance with one or more of the conditions set forth in Section 6.2 (other than through failure of the Seller or the Company to comply with their obligations under this Agreement).

(b) In the event of the termination of this Agreement pursuant to Section 6.4(a), this Agreement shall forthwith become null and void, and there shall be no further obligation or liability on the part of any party hereto or its officers, directors, or stockholders. Notwithstanding the foregoing sentence, (i) the provisions of this Section 6.4 and the provisions of Sections 7 and 8 shall remain in full force and effect and survive any termination of this Agreement; and (ii) each party shall remain liable for any willful breach of this Agreement prior to its termination.

6.5 Covenants Pending Closing.

(a) The Seller covenants and agrees that from the date hereof to the Closing Date, to, and to cause the Company to:

(i) operate the businesses of the Company substantially as now operated and only in the ordinary course and, to the extent of and consistent with such operation, use reasonable efforts to preserve intact the present business organization, maintain the Company’s reputation and the relationships with Persons having business dealings with the Company;

(ii) maintain the books, accounts and records of the Company in the usual, regular and ordinary manner and consistent with past practice;

(iii) not sell, lease or dispose of any material business assets of the Company or encumber the Company with liabilities or Liens;

(iv) not amend, adversely modify or terminate any Contract except as otherwise necessary to comply with this Agreement; and

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Seller	V.V.
Purchaser	T.S. R.T.

Securities Purchase and Sale Agreement

(v) not take any action that might reasonably be expected to adversely affect the ability of either party to execute, deliver or perform this Agreement. The Seller, the Company and the Purchaser will use their respective best efforts (A) to obtain all necessary consents and approvals of governmental and regulatory authorities to the consummation of the transactions contemplated by this Agreement, (B) to obtain all other waivers and/or consents necessary or advisable in connection with the transactions contemplated by this Agreement, and (C) to perform, comply with and fulfill all obligations, covenants and conditions required by this Agreement to be performed, complied with and fulfilled by them prior to or at the Closing Date. All transactional matters, corporate ministerial actions, regulatory filings or consent payments prior to Closing shall be at the Seller’s sole cost and expense.

(b) Prior to the Closing, the Seller and the Company agree to permit the Purchaser and its employees, agents and representatives to have reasonable access to the properties, assets, books and records, contracts and other documents, on reasonable prior notice, during regular business hours.

(c) Prior to the Closing, neither the Seller or the Company, on the one hand, nor the Purchaser, on the other hand, nor any of their agents or affiliates, shall either directly or indirectly make any press release or other public communication after the date hereof with respect to the transaction contemplated hereby without the prior written consent of all other parties hereto (which shall not be unreasonably withheld) unless required by applicable Law, rule or regulation (including the rules and regulations of the SEC and any securities quotation system or securities exchange) to make such a communication.

(d) Prior to Closing, the Company shall, and the Seller shall cause the Company to, fully, faithfully and promptly discharge its ordinary course liabilities as and when due and dischargeable, according to the terms of such liability so long as any such action is not in breach of this Agreement.

(e) The Seller hereby agrees that it shall, and shall cause the Company to, conduct the on-going business operations of the Company in the ordinary course and shall, and shall cause the Company to, take no action to liquidate or distribute its business assets or dissolve or otherwise reclassify its corporate identity, and shall promptly notify the Purchaser if any third party attempts or executes any action which interferes with the consummation of the transactions contemplated by this Agreement.

(f) Prior to Closing, the Company shall, and the Seller shall cause the Company to, not make or declare any distributions or dividends payable to stockholders. Prior to the date of the most recently filed annual report of the Company on Form 10-K or Form 10-KSB, the Company shall not have any declared and unpaid dividends or distributions owing to stockholders.

(g) Each director and officer of the Company serving the Company as of the date of this Agreement shall resign pursuant to the respective forms of resignation in the forms attached as Exhibit B hereto, to be effective upon (i) the execution of a resolution appointing such individual to the Company’s Board of Directors as the Purchaser may recommend at any time within ninety (90) days hereafter, with such appointment to become effective at such time as the Purchaser may reasonably request, and (ii) ten (10) calendar days following the filing with the U.S. Securities and Exchange Commission of an Information Statement on Schedule 14f-1 by the Company (as the same may be amended prior to the expiration of such ten (10) day period, and which amendment thereof shall extend the ten (10) day period therefrom), which Schedule 14f-1 shall reflect the appointment of such new director and the Seller’s resignation as described herein. Following the execution of this Agreement and through the date of effectiveness of such resignations, no other directors shall be appointed or elected to serve the Company except as otherwise expressly provided in Section 6.1(f)(i) above. Following execution of this Agreement by the Seller, no other officers of the Company and no powers of attorney to act on behalf of the Company shall be appointed by the Company.

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Seller	V.V.
Purchaser	T.S. R.T.

Securities Purchase and Sale Agreement

6.6 Closing Escrow.

(a)  The Seller and the Purchaser acknowledge that pursuant to this Agreement the Seller is conveying legal title of the Shares to the Purchaser at the Closing. To facilitate efficiency at Closing the parties hereby appoint Wuersch & Gering LLP to serve as Closing escrow agent (the “Escrow Agent”). Prior to the Closing: (i) the Seller shall deliver to the Escrow Agent the Certificate, Stock Power, the irrevocable Instruction Letter and all other materials required to be delivered by Seller to the Purchaser at the Closing pursuant to the terms and conditions set forth in this Agreement (the “Seller Escrow”); and (ii) the Purchaser shall deliver to the Purchase Price to the attorney trust account of the Escrow Agent set forth on Exhibit A together with all other materials required to be delivered by Purchaser to the Seller at the Closing pursuant to the terms and conditions set forth in this Agreement (“Purchaser Escrow”), to be held and released at Closing by the Escrow Agent or otherwise subject to disposition in accordance with the terms and conditions of this Section 6.6 (the “Escrow”). The Escrow Agent is expressly authorized by the parties to rely upon all representations, warranties, covenants and other provisions of this Agreement.

(b)  At the Closing, upon satisfaction or waiver of all conditions precedent set forth in Article 6 of this Agreement as advised by the parties in the form set forth on Exhibit C hereto, the Escrow Agent shall (i) initiate and deliver the Purchase Price to the Seller by wire transfer in accordance with the Seller’s instructions set forth on Exhibit A; and (ii) upon FedWire confirmation (as defined below) of transmittal of the wire transfer to the Seller of the Purchase Price, the Escrow Agent shall deliver the Certificate, Stock Power and irrevocable Instruction Letter to the Company’s transfer agent for re-issuance of such securities on a new certificate in the name of Purchaser as holder of record of said securities. “FedWire confirmation” is the assignment of a unique transmittal number from the Real Time Gross Settlement Funds Transfer system operated by the U.S. Federal Reserve Bank, which assignment shall be conveyed to the Escrow Agent by the Escrow Agent’s bank.

(c) In the event of termination of this Agreement in accordance with the terms and conditions set forth herein without Closing, the Escrow Agent shall promptly return (i) the Seller Escrow to the Seller; and (ii) the Purchaser Escrow to the Purchaser, subject to reimbursement by each party for reasonable out of pocket expenses expected to be incurred by the Escrow Agent for the returns to such party.

(d) In the event of any controversy between the parties hereto or any third person with respect to the escrow services provided by the Escrow Agent, the Escrow Agent, at its sole discretion, shall not be required to make any determinations or take any action. If there is any dispute as to whom the Escrow Agent is to deliver the Certificate, the Escrow Agent may, at its sole discretion, hold the respective Seller Escrow or Purchaser Escrow until such party’s rights are finally determined in a judicial forum or proceeding having competent jurisdiction over the parties. Notwithstanding anything to the contrary herein, the Escrow Agent may elect to deposit the Seller Escrow or Purchaser Escrow into any court of competent jurisdiction for resolution of any controversy.

(e)  The Escrow Agent’s duties are limited to those set forth in this Agreement. Except in the case of willful misconduct or gross negligence, each of the Seller and the Purchaser agree to jointly and severally indemnify and hold harmless the Escrow Agent with respect to any and all services rendered hereunder, including, without limitation, all fees, costs, expenses and disbursements of counsel incurred in enforcing the rights of the Escrow Agent with respect to this Agreement and in defending any action against the Escrow Agent related to this Agreement, in each case irrespective of the outcome of such action thereto. The Seller and the Purchaser expressly exculpate the Escrow Agent for any and all actions taken, or omitted to be taken, in good faith reliance upon this Agreement and the transactions contemplated hereunder.

(f)  Each of the parties expressly acknowledges and agrees that the Escrow Agent is serving as legal counsel to the Purchaser. Each of the Seller and the Purchaser hereby acknowledge that under no circumstances shall the escrow agency services of the Escrow Agent be deemed to constitute a conflict of interest in respect of services rendered hereby and each party fully and knowingly waives any claim of such conflict. The parties expressly acknowledge and agree that the Escrow Agent may act as its own legal counsel, which representation shall not be the basis for disqualification as either Escrow Agent or as counsel.

Initials
Seller	V.V.
Purchaser	T.S. R.T.

Securities Purchase and Sale Agreement

6.7 Release. At Closing, Seller, on Seller’s own behalf and each of Seller’s past, present and future Affiliates, legal representatives, heirs, beneficiaries and assigns (“Seller Related Persons”) hereby releases and forever discharges each Company and each of its past, present and future Affiliates, stockholders, members, successors and assigns and their respective officers, directors and employees (each, a “Releasee” and collectively, “Releasees”), from any and all claims, demands, proceedings, causes of action, (including rights of contribution, if any, court orders, obligations, contracts and agreements (express or implied), debts or liabilities under or related to the Shares, the Company or its predecessors in interest, including any liability or obligation arising under or pursuant to any stockholder agreement, indemnity agreements, employment agreement or other compensation agreement, accrued and unpaid compensation or any claim for indemnification pursuant to the Governing Instruments of the Company, in each case, whether known or unknown, suspected or unsuspected, both at Law and in equity, which the Seller or any of the Seller Related Persons now has, has ever had or hereafter has against the Releasees. Notwithstanding anything in this Agreement to the contrary, the Seller agrees that, should he become liable for indemnification to any the Purchaser Indemnitee pursuant to this Agreement, the Company shall not have any liability to the Seller for reimbursement, indemnification, subrogation or otherwise as a result of such breach. The Seller shall not have any right, whether by way of indemnification, contribution or otherwise, to reimbursement from the Purchaser or any of its Affiliates (including the Company) for any indemnification payments made by Seller.

6.8 Compliance Undertakings. The Seller hereby acknowledges that Seller is acquainted with the requirements of Section 16 and Section 13(d) of the Exchange Act and the applicable Exchange Act Rules. The Seller understands that, as a result of its disposition of the Shares, and in order to comply with Section 16 and Section 13(d) of the Exchange Act and the applicable Exchange Act Rules, the Seller may be required to file a report on Form 4 and on Schedule 13D, and the Seller hereby undertakes and agrees to make such filing in a timely manner if so required after Closing and after public announcement by the Company of this Agreement and the transactions hereby.

6.9 Post-Closing Undertakings. The Seller hereby agrees to take such actions following the Closing as the Purchaser may reasonably request to effectuate the appointment to the Company’s Board of Directors of such individual as the Purchaser may recommend at any time within ninety (90) days hereafter, with such appointment to become effective at such time as the Purchaser may reasonably request.

7. Indemnification

7.1 Indemnification of the Purchaser.

From and after the Closing, the Seller shall indemnify the Purchaser and its respective directors, officers, employees, Affiliates, stockholders, agents, attorneys, representatives, successors and permitted assigns (collectively, the “Purchaser Indemnitees”), against and hold the Purchaser Indemnitees harmless from:

(a)  any Losses based upon, resulting from, arising out of, caused by or in connection with, any inaccuracy in, or breach of, any of the representations and warranties of Seller in this Agreement;

(b) any Losses based upon, resulting from, arising out of, caused by or in connection with any breach or nonperformance of any covenant, agreement or obligation of the Seller or, prior to Closing, the Company in this Agreement;

(c) any Losses based on, resulting from, arising out of, caused by or in connection with (and notwithstanding any disclosure contained herein or otherwise known to the Purchaser Indemnitees), (i) any Taxes payable by the Company with respect to any pre-Closing period, to the extent allocable or attributable to the portion of such period beginning before or ending on the Closing Date, (ii) any liability of the Company for Taxes of another Person, (iii) any transfer Taxes for which the Seller are liable under this Agreement, or (iv) any Taxes of the Company that are attributable to the Taxes of any member of an affiliated, consolidated, combined or unitary group (other than the Company) of which the Company is or was a member on or prior to the Closing Date;

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Purchaser	T.S. R.T.

Securities Purchase and Sale Agreement

(d) any and all Losses which Purchaser shall incur or suffer as a result of any act or omission of Seller or Seller’s agents in connection with the breach of any Laws prior to the Closing Date; or

(e) any Losses based upon, resulting from, arising out of, caused by or in connection with any failure of the Seller to comply with the provisions for indemnification herein.

7.2 Limitations on Indemnification of the Purchaser.

Except as otherwise set forth in this Agreement, the indemnification of the Purchaser Indemnitees provided for in this Agreement shall be subject to the following limitations and conditions set forth in this Section 7.2:

(a) Any claim by the Purchaser Indemnitee for indemnification shall be required to be made by delivering notice to the Seller no later than the thirtieth (30th) day following the expiration of the applicable statute of limitations pertaining to such subject matter (including valid extensions thereof);

(b) Except for claims for indemnification relating to fraud, the Purchaser Indemnitees shall not be entitled to indemnification unless the aggregate amount of all such Losses exceeds One Thousand Dollars ($1,000) (the “Indemnification Threshold”), and thereafter the Purchaser Indemnitees shall be entitled to indemnification for all amounts above the Indemnification Threshold as calculated from the Losses up to a maximum amount equal to the Purchase Price (the “Indemnification Cap”), provided, however, the Indemnification Cap shall not apply to claims for indemnification relating to fraud.

7.3 Indemnification of the Seller.

From and after the Closing Date, the Purchaser shall indemnify the Seller and successors and assigns (collectively, the “Seller Indemnitees”), against and hold the Seller Indemnitees harmless from:

(a) any Losses based upon, resulting from, arising out of, caused by or in connection with, any inaccuracy in, or breach of, any of the representations and warranties of Purchaser in this Agreement;

(b) any Losses based upon, resulting from, arising out of, caused by or in connection with any breach or nonperformance of any covenant, agreement or obligation of the Purchaser in this Agreement; or

(c) any Losses based upon, resulting from, arising out of, caused by or in connection with any failure of the Purchaser to comply with the provisions for indemnification herein.

7.4 Limitations on Indemnification of the Seller.

Notwithstanding any other provisions of this Agreement, the indemnification of Seller Indemnitees provided for in this Agreement shall be subject to the following limitations and conditions set forth in this Section 7.4:

(a) except as set forth below, any claim by the Seller Indemnity for indemnification under this Agreement shall be required to be made by delivering notice to the Purchaser no later than the thirtieth (30th) day following the expiration of the applicable statute of limitations pertaining to such subject matter (including valid extensions thereof); and

(b) except for claims for indemnification relating to fraud, Seller Indemnitees shall not be entitled to indemnification in excess of (i) the Indemnification Cap; and (ii) until the aggregate amount of all indemnification claims exceeds the Indemnification Threshold and thereafter Seller Indemnitees shall be entitled to indemnification for all Losses above the Indemnification Threshold.

Initials
Seller	V.V.
Purchaser	T.S. R.T.

Securities Purchase and Sale Agreement

7.5 Procedures Relating to Indemnification.

(a) Third-Party Claims.

(i) In order for a party (the “Indemnitee”) to be entitled to any indemnification provided for under this Agreement in respect of, arising out of, or involving a claim or demand made by any Person against the Indemnitee (a “Third-Party Claim”), such Indemnitee must notify the party from whom indemnification hereunder is sought (the “Indemnitor”) in writing of the Third-Party Claim no later than thirty (30) days after such claim or demand is first asserted (a “Third-Party Claim Notice”). A Third-Party Claim Notice shall state in reasonable detail the amount or estimated amount of such claim, and shall identify the specific basis (or bases) for such claim, including the representations, warranties or covenants in this Agreement alleged to have been breached. Failure to give a Third-Party Claim Notice shall not affect the indemnification provided hereunder except to the extent the Indemnitor shall have been actually prejudiced as a result of such failure. Thereafter, the Indemnitee shall deliver to the Indemnitor, without undue delay, copies of all notices and documents (including court papers received by the Indemnitee) relating to the Third-Party Claim so long as any such disclosure could not reasonably be expected to have an adverse effect on the attorney-client or any other privilege that may be available to the Indemnitee in connection therewith.

(ii) If a Third-Party Claim is made against an Indemnitee, the Indemnitor shall be entitled to participate, at its expense, in the defense thereof. Notwithstanding the foregoing, if (A) the Indemnification Threshold has been exceeded, (B) no claim for injunctive relief is being made against Indemnitee, and (C) it is reasonably likely that the Indemnitee will not suffer a Loss in excess of Indemnitor’s indemnification obligation hereunder, the Indemnitor may elect to assume and control the defense thereof with counsel selected by the Indemnitor that is reasonably acceptable to Indemnitee. If the Indemnitor assumes such defense, the Indemnitee shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnitor, it being understood that the Indemnitor shall control such defense; provided, that, Indemnitee’s expenses of counsel shall be an indemnified Loss for purposes of this Article 9 if such counsel reasonably concludes that a conflict or potential conflict exists between Indemnitee and Indemnitor that would make separate representation advisable. If the Indemnitor so assumes the defense of any Third-Party Claim, all of the indemnified parties shall reasonably cooperate with the Indemnitor in the defense or prosecution thereof. Such cooperation shall include, at the expense of the Indemnitor, the retention and (upon the Indemnitor’s request) the provision to the Indemnitor of records and information which are reasonably relevant to such Third-Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. If the Indemnitor has assumed the defense of a Third-Party Claim, (x) the Indemnitee shall not admit any liability with respect to, or settle, compromise or discharge, such Third-Party Claim without the Indemnitor’s prior written consent (which consent shall not be unreasonably withheld or delayed); (y) the Indemnitee shall agree to any settlement, compromise or discharge of a Third-Party Claim which the Indemnitor may recommend and which by its terms releases the Indemnitee from any liability in connection with such Third-Party Claim without cost or expense and without any admission of violation, injunction or agreement to take or restrain from taking any action; and (z) the Indemnitor shall not, without the written consent of the Indemnitee, enter into any settlement, compromise or discharge or consent to the entry of any judgment which imposes any expense, obligation or restriction upon the Indemnitee or requires the Indemnitee to admit or acknowledge to any fact or event, including any violation of Law.

Initials
Seller	V.V.
Purchaser	T.S. R.T.

Securities Purchase and Sale Agreement

(b) Other Claims. In the event any Indemnitee should have a claim against any Indemnitor under this Agreement that does not involve a Third-Party Claim, the Indemnitee shall deliver notice of such claim to the Indemnitor promptly following discovery of any indemnifiable Loss, but in any event not later than the last date set forth in Section 7.2 or 7.4, as the case may be, for making such claim (a “Claim Notice” and, together with the Third-Party Claim Notices, an “Indemnification Notice”). Such Claim Notice shall, to the extent known by Indemnitee at the time, state in reasonable detail the amount or an estimated amount of such claim, and shall specify the facts and circumstances, to the extent known by Indemnitee at the time, which form the basis (or bases) for such claim, and shall further specify the representations, warranties or covenants alleged to have been breached. Failure to give a Claim Notice shall not affect the indemnification provided hereunder except to the extent the Indemnitor shall have been actually prejudiced as a result of such failure. Upon receipt of any a Claim Notice, the Indemnitor shall notify the Indemnitee as to whether the Indemnitor accepts liability for any Loss and shall make payment to the Indemnitee within ten business days of receipt of such notice. If the Indemnitor disputes liability and does not pay such indemnification claim within ten business days of such receipt, and Indemnitor is ultimately determined to be liable for such indemnification, interest shall apply to the total amount of such claim at the highest legally permissible rate and shall be due and payable in addition to any claim for indemnification, which interest shall be calculated from the date of receipt of such Claim Notice by the Indemnitor, and Indemnitor shall furthermore be liable for any and all subsequent Losses incurred by Indemnitee as a consequence of the failure to pay such indemnification within ten business days, including, without limitation, any and all fees, costs, expenses and disbursements of counsel to Indemnitee in connection with the enforcement of this Agreement.

8. Miscellaneous.

8.1 Exchange Act Filings. As soon as practicable after the Closing, the Company will make all finings with the U.S. Securities and Exchange Commission as required under the Exchange Act in connection with the transactions contemplated by this Agreement and the Seller and the Purchaser hereby consent to all such disclosures required thereunder in respect of such filings as determined by the Purchaser in its reasonable discretion.

8.2 Successors and Assigns. This Agreement, and the rights and obligations of the Purchaser hereunder, may be assigned by the Purchaser to (a) any Person or entity to which Shares are transferred by the Purchaser, or (b) to any to any affiliate, partner, member, stockholder or subsidiary of the Purchaser, and, in each case, such transferee shall be deemed a “Purchaser” for purposes of this Agreement; provided that each such assignment of rights shall be contingent upon the transferee providing a written instrument to the Company notifying the Company of such transfer and assignment and agreeing in writing to be bound by the terms of this Agreement. The Company may not assign its rights under this Agreement.

8.3 Severability; Survival. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement. The representations and warranties of the Company and the Purchaser shall survive the execution and delivery hereof and the Closing.

8.4 Further Assurances. Each party hereto agrees to use such party’s reasonable best efforts to cause the conditions to such party’s obligations herein set forth to be satisfied at or prior to the Closing insofar as such matters are within its control. Each of the parties agrees to execute and deliver any and all further agreements, documents or instruments necessary to effectuate this Agreement and the transactions referred to herein or contemplated hereby or reasonably requested by any other party to evidence its rights hereunder. In addition to any and all other remedies that may be available at Law in the event of any breach of this Agreement, the Purchaser shall be entitled to specific performance of the agreements and obligations of the Company hereunder and to such other injunctive or other equitable relief as may be granted by a court of competent jurisdiction.

8.5 Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the jurisdiction of the State of incorporation of the Company (without regard to conflicts of Laws provisions).

8.6 Notices. All notices, requests, consents and other communications under this Agreement shall be in writing and shall be deemed delivered (a) three business days after being sent by registered or certified mail, return receipt requested, postage prepaid or (b) one business day after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, in each case to the intended recipient as set forth on Exhibit A hereto. Any party may give any notice, request, consent or other communication under this Agreement using any other means (including, without limitation, personal delivery, messenger service, telecopy, first class mail or electronic mail), but no such notice, request, consent or other communication shall be deemed to have been duly given unless and until it is actually received by the party for whom it is intended. Any party may change the address to which notices, requests, consents or other communications hereunder are to be delivered by giving the other parties notice in the manner set forth in this Section.

Initials
Seller	V.V.
Purchaser	T.S. R.T.

Securities Purchase and Sale Agreement

8.7 Entire Agreement. This Agreement (including its Exhibits) constitutes the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

8.8 Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and the Escrow Agent, and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

8.9 Amendments and Waivers. This Agreement may be amended only in writing signed by all parties. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

8.10 Fees and Expenses. Each party shall pay its own respective fees and expenses of its advisors, counsel, accountants and other experts, if any, and all other expenses, incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

8.11 Section Headings and References; Construction. The section headings are for the convenience of the parties and in no way alter, modify, amend, limit or restrict the contractual obligations of the parties. Any reference in this agreement to a particular section or subsection shall refer to a section or subsection of this Agreement, unless specified otherwise. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

8.12 SECURITIES LAW COMPLIANCE. THE PARTIES ACKNOWLEDGE AND AGREE THAT THE COMPANY IS A PUBLIC COMPANY AND THEREFORE NO DISCLOSURES MAY BE MADE REGARDING THE EXISTENCE OF THIS AGREEMENT UNTIL AFTER PUBLIC ANNOUNCEMENT. SUCH INITIAL PUBLIC ANNOUNCEMENT SHALL BE MADE SOLELY BY BYE COMPANY AFTER CLOSING BY DISCLOSURE ON FORM 8-K AND BY PRESS RELEASE, IN EACH CASE AS DETERMINED AT THE COMPANY’S SOLE DISCRETION AFTER THE CLOSING. THE PARTIES AGREE TO FULLY COMPLY WITH ALL APPLICABLE SECURITIES LAWS NOT TO TRADE AT ANY TIME IN THE COMPANY’S SECURITIES ON THE BASIS OF MATERIAL NON-PUBLIC INFORMATION.

8.13 Confidentiality. Seller covenants and agrees that from and after the Closing Date, Seller shall not disclose, directly or indirectly, any Confidential Information. If the disclosure of Confidential Information is required by Law or compelled by any Governmental Authority, the Seller agrees to provide the Purchaser with as much prior written notice of such disclosure as is reasonably possible.  “Confidential Information” means (i) all information belonging to, used by, or which is in the possession of the Company or the Seller relating to the Company’s business or assets specifically including, but not limited to, information relating to the Company’s products, services, strategies, pricing, customers, representatives, suppliers, distributors, technology, finances, employee compensation, computer software and hardware, inventions, developments, or trade secrets, and (ii) all information relating to the acquisition of the Company by the Purchaser hereunder, including without limitation all strategies, negotiations, discussions, terms, conditions and other information relating to this Agreement and each other document and agreement delivered in connection herewith, in each case to the extent that such information is not required to be disclosed by applicable Law or compelled to be disclosed by any Governmental Authority. Notwithstanding the foregoing, the term “Confidential Information” does not include information that (i) is or becomes generally available to or known by the public (other than as a result of a disclosure by the Seller), provided, that the source of such information is not known by Seller to be bound by a confidentiality agreement with the Company; or (ii) is independently developed by the Seller without violating this Agreement. The Seller acknowledges that following the Closing all of the Confidential Information will be the exclusive proprietary property of the Company, whether or not prepared in whole or in part by the Seller and whether or not disclosed to or entrusted to the custody of the Seller.

Initials
Seller	V.V.
Purchaser	T.S. R.T.

Securities Purchase and Sale Agreement

8.14 Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which shall constitute one and the same document. This Agreement may be executed by facsimile signatures.

[Signature Page Follows]

Initials
Seller	V.V.
Purchaser	T.S. R.T.

Securities Purchase and Sale Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized representative of the 9th day of January, 2008.

SELLER:

/s/ Viktoria Vynnyk
Viktoria Vynnyk

PURCHASER:

Rudana Investment Group AG

By:  /s/ Thomas Schoni
Name:  Thomas Schoni
Title:    Director

By:  /s/ Ralph Thiede
Name: Ralph Thiede
Title:   Director